Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm in this Registration Statement on Form S-8 pertaining to the 2006 Equity Incentive Plan and to the incorporation by reference therein of our report dated February 27, 2004, with respect to the financial statements of Tapestry Pharmaceuticals, Inc. (formerly NaPro BioTherapeutics, Inc.) included in its Annual Report (Form 10-K) for the year ended December 28, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

May 2, 2006